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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4, as amended (No. 333-64580) of Cantel Medical Corp. of our report dated May 16, 2001 relating to the consolidated financial statements of Minntech Corporation, which are incorporated by reference in this Current Report on Form 8-K/A-2 of Cantel Medical Corp.



/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 20, 2001